UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2017

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 16, 2017, MVB Financial Corp. (MVB Financial or the Company), held its 19th Annual Meeting of Shareholders.

The Proxy Committee certified that 5,905,737 or 59.08% of the 9,996,544 outstanding voting shares of MVB Financial were represented in person or by proxy and that, in accordance with the Bylaws, a quorum was present.

The results of the proxy voting rounded to the nearest number of whole shares are as follows:

Proposal 1:     "To elect three directors for a three-year term and one director for a two-year term."

The following votes were cast in the proposal regarding Director Nominees:

	For	Withheld	Non-Votes
Stephen R. Brooks	4,334,075	182,176	1,389,486
James J. Cava, Jr.	4,345,308	170,943	1,389,486
Gary A. LeDonne	4,418,328	97,923	1,389,486
Larry F. Mazza	4,423,983	92,268	1,389,486

Proposal 2:     "To approve a non-binding advisory proposal on the compensation of the Named Executive Officers."

The following votes were cast:

For	Against	Abstain	Non-Votes
4,086,310	223,390	206,551	1,389,486

Proposal 3:     "To act upon a proposal to amend the 2013 Stock Incentive Plan (Amended) to increase the number of shares authorized for issuance under the Plan."

The following votes were cast:

For	Against	Abstain	Non-Votes
3,581,569	388,546	546,136	1,389,486

Proposal 4:     "To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered accounting firm for MVB for the fiscal year ending December 31, 2017."

The following votes were cast:

For	Against	Abstain	Non-Votes
5,803,611	7,052	95,074	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Donald T. Robinson
Donald T. Robinson
Executive Vice President and Chief Financial Officer
Date:  May 17, 2017